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                                                                    EXHIBIT 99.2


                           [ALLEN TELECOM LETTERHEAD]

[ALLEN TELECOM LOGO]
NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE

                   ALLEN TELECOM INC. POSTPONES ITS PREVIOUSLY
                    SCHEDULED ANNUAL MEETING OF STOCKHOLDERS

     BEACHWOOD, OHIO, February 28, 2003 - Allen Telecom Inc. (NYSE: ALN) today announced that it has postponed its upcoming annual meeting of stockholders until further notice in light of its February 17, 2003 agreement with Andrew Corporation under which Andrew will acquire Allen in a stock-for-stock transaction. Allen's annual meeting of stockholders was scheduled to occur on April 29, 2003.

     Allen Telecom Inc. (http://www.allentele.com) is a leading supplier of wireless equipment to the global telecommunications infrastructure market. FOREM supplies sophisticated filters, duplexers, combiners, amplifiers and microwave radios to an array of OEM customers. MIKOM focuses on providing indoor and outdoor repeaters, in-building multi-band optical repeater systems and other products that enhance both the coverage and the capacity of a wireless system. Tekmar Sistemi provides integrated low power fiber optic and cable distributed antenna systems for indoor coverage systems. Decibel Products and Antenna Specialists manufacture land based and mobile antennas in frequency bands that cover all of the traditional wireless networks and third generation (3G) air interfaces. Grayson Wireless supplies network-based wireless caller geolocation systems for E911 and value added services, as well as measurement and signal processing systems for testing the performance of a wireless network. Comsearch offers program management, network planning, engineering, development and installation of wireless networks worldwide.

FOR FURTHER INFORMATION CONTACT:            DIANNE B. MCCORMICK
                                            Director, Investor Relations
                                            (216) 765-5855 (phone)
                                            (216) 765-0375 (fax)
                                            Dianne_McCormick@allentele.com